CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 12, 1997, for the Garzarelli Balanced Fund in the Registration Statement (Form N-1A) and related Prospectus of The Garzarelli Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-14855) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-7877).


                                                  /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG
Chicago, Illinois
September 26, 1997